UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Outstanding Non-Qualified Stock Options

On March 28, 2007, the Section 162(m) Subcommittee of the Compensation Committee of the Board of Directors of Cheniere Energy, Inc. (the “Company”) approved an amendment to certain outstanding non-qualified stock options (the “Options”). Each amendment was evidenced by an agreement substantially in the form of Amendment to Non-Qualified Stock Option Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. Previously, the terms of the Options provided that, upon termination of employment for any reason, all Options not then vested would not vest and would be forfeited back to the Company. The Options were amended to provide for accelerated vesting in the event of (i) the death or disability of a participant or (ii) termination of a participant within one year of a change of control. The following Options were amended:

Name	No. of Shares Subject to Option	Date of Grant
Charif Souki	900,000	March 14, 2005
Charif Souki	300,000	March 10, 2006
Stanley C. Horton	600,000	April 18, 2005
Jonathon S. Gross	200,000	July 28, 2005
Zurab S. Kobiashvili	200,000	July 27, 2005
Keith M. Meyer	200,000	July 28, 2005
Don A. Turkleson	200,000	July 27, 2005

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
10.1	Form of Amendment to Non-Qualified Stock Option Agreement (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: April 3, 2007	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Amendment to Non-Qualified Stock Option Agreement (filed herewith)